Exhibit 99.1
Navitas Semiconductor Announces Second Quarter 2025 Financial Results

•Delivered revenue of $14.5 million
•Announcing increased focus on AI data centers and energy infrastructure built on strategic partnerships with ecosystem leaders, $100 million capital raise, and a new lower-cost manufacturing partner

TORRANCE, Calif., August 04, 2025 — Navitas Semiconductor (Nasdaq: NVTS), the only pure-play, next-generation power semiconductor company and industry leader in gallium nitride (GaN) power ICs and silicon carbide (SiC) technology, today announced unaudited financial results for the second quarter ended June 30, 2025.

“Despite industry-wide headwinds, I am pleased with our teams’ Q2 performance,” said Gene Sheridan, CEO and co-founder. “We are sharpening our focus on AI data centers and energy infrastructure, built on our collaboration with NVIDIA and other leaders in the sector. We raised $100 million in additional capital through the sale of approximately 20 million common shares and announced a new 8”, lower cost GaN foundry relationship for expanded capacity, both of which support our plans to address this fast growing market. We were successful in creating an all-new market for GaN mobile chargers over the past five years, and now we intend to create an even bigger new market encompassing both GaN and SiC for AI data centers and related, critically-needed energy infrastructure. We estimate that GaN and SiC technologies can support a 100x increase in server rack power capacity for AI data centers and an expanded $2.6B market potential by 2030.”

2Q25 Financial Highlights
•Revenue: Total revenue was $14.5 million in the second quarter of 2025, compared to $20.5 million in the second quarter of 2024 and $14.0 million in the first quarter of 2025.
•Loss from Operations: GAAP loss from operations for the quarter was $21.7 million, compared to a loss of $31.1 million for the second quarter of 2024 and a loss of $25.3 million for the first quarter of 2025. On a non-GAAP basis, loss from operations for the quarter was $10.6 million compared to a loss of $13.3 million for the second quarter of 2024 and a loss of $11.8 million in the first quarter of 2025.
•Cash: Cash and cash equivalents grew to $161.2 million as of June 30, 2025.

Market, Customer and Technology Highlights:
•NVIDIA selected Navitas for development collaboration to support next-generation 800V data centers; opportunity leveraging Navitas’ full portfolio of GaN and SiC across three power conversation stages.
◦Stage 1: Solid-State Transformers (SSTs) expected to replace antiquated Low-Frequency Transformers (LFTs), leveraging Navitas’ unique Ultra-High Voltage (UHV) SiC to improve the efficiency and robustness of the power grid, creating a $0.5B/yr SiC market potential by 2030.
◦Stage 2: 800V DC/DC can leverage Navitas’ high-voltage GaN and SiC, combined with our new 80-200V GaN to support highest efficiency and density with a $1B/yr GaN and SiC market potential by 2030.
◦Stage 3: 48V DC/DC to power AI processor can utilize Navitas’ new 80-200V GaN to support highest efficiency and density in this $1.2B/yr market potential by 2030.
◦Development timeline: For each stage, initial customer evaluations are complete with final engineering samples expected in Q4; anticipate final supplier selections and system designs completed in 2026 in advance of volume production in 2027.
•Announced partnership with Powerchip for manufacturing best-in-class 200mm (8”) 180nm GaN to support plans for higher levels of integration, with expected lower costs and greater capacity, including to support our roadmap and growth goals for AI data centers.
•$97M of net cash proceeds were generated from the sale of common shares which will provide additional capital to support our development and growth expectations primarily for AI data centers and related energy infrastructure markets.
•Navitas will sharpen focus within mobile, consumer and appliance to serve and lead the high-end, premium segments, which are expected to reduce revenue dependence on these sectors, improve margins over time, and enable increased focus and investment in AI data centers and energy infrastructure sectors without an increase in near-term operating expenses.
•Continuing leadership in high-end mobile GaN charger market, Xiaomi and Navitas announced world’s smallest and fastest charger to date, delivering 90W in the size of typical 12W silicon charger.
Near Term Business Outlook
•Third quarter 2025 net revenues are expected to be $10.0 million, plus or minus $0.5 million largely due to China tariff risks and more selective mobile strategy. Non-GAAP gross margin for the third quarter is expected to be 38.5% plus or minus 50 basis points, and non-GAAP operating expenses are expected to be approximately $15.5 million in the third quarter of 2025.

Navitas Q2 2025 Financial Results Conference Call and Webcast Information:
•When: Monday, August 4, 2025
•Time: 2:00 p.m. Pacific / 5:00 p.m. Eastern
•Toll Free Dial-in: (888) 596-4144 or (646) 968-2525, Conference ID: 8274952
•Live Webcast: https://edge.media-server.com/mmc/p/9qh6qfca
•Replay: A replay of the call will be accessible from the Investor Relations section of the Company’s website at https://ir.navitassemi.com/.

Non-GAAP Financial Measures
This press release and statements in our public webcast include financial measures that are not calculated in accordance with generally accepted accounting principles (“GAAP”), which we refer to as “non-GAAP financial measures,” including (i) non-GAAP gross profit, (ii) non-GAAP gross margin, (iii) non-GAAP operating expense, (iv) non-GAAP research and development expense, (v) non-GAAP selling, general and administrative expense, (vi) non-GAAP loss from operations, , (vii) non-GAAP operating margin, and (viii) non-GAAP net loss and net loss per share. Each of these non-GAAP financial measures are adjusted from GAAP results to exclude certain expenses which are outlined in the “Reconciliation of GAAP Results to Non-GAAP Financial Measures” tables below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary independently of business performance. We believe these non-GAAP financial measures offer an additional view of our operations that, when coupled with the GAAP results and the reconciliations from corresponding GAAP financial measures, provide a more complete understanding of the results of operations. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements
Generally. This press release, including the paragraph headed “Business Outlook,” includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Other forward-looking statements may be identified by the use of words such as “we expect” or “are expected to be,” “estimate,” “plan,” “project,” “forecast,” “intend,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are made based on estimates and forecasts of financial and performance metrics, projections of market opportunity and market share and current indications of customer interest, all of which are based on various assumptions, whether or not identified in this press release. All such statements are based on current expectations of the management of Navitas and are not predictions of actual future performance. Forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions and expectations. Many actual events and circumstances that affect performance are beyond the control of Navitas, and forward-looking statements are subject to a number of risks and uncertainties.
Risks relating to the development of AI Data Center markets. For example, although our statements in this press release and related webcast about the development of markets and future demand for GaN and SiC power semiconductor products in AI data centers (served by Navitas and other suppliers) are based on research and analyses which we believe are reasonable, these statements are subject to significant uncertainties, particularly as our products are designed to disrupt existing markets and create new markets. Unlike established markets, such as those for legacy silicon solutions, where historical trends offer some predictive value, new markets present unique challenges:
•Market Acceptance and Addressable Market Uncertainty: The demand for our products, and our customers’ products, in new or emerging markets is difficult to forecast, as customer preferences may not be fully known and can evolve rapidly. Further, demand for our products depends on the acceptance of underlying new and developing system architectures. For example, our predictions for the use of GaN- and SiC-based products in 800 V AI data center power applications depend on assumptions regarding the acceptance and growth of 800 V systems themselves.

•Lack of Historical Data: In established markets, revenue projections can be supported by trends from prior periods. In contrast, there is little or no precedent for products aimed at new use cases, rendering traditional forecasting methods less reliable.

•Unpredictable Competitive Dynamics: To the extent our products reshape or create new market landscapes, the competitive environment may evolve in unexpected ways. For example, new competitors may emerge, or traditional competitors with established R&D and manufacturing resources, and long-standing customer relationships, may choose to offer competitive GaN or SiC solutions.

•Cyclical and Volatile Industry Conditions: The semiconductor sector is known for cyclical volatility. This inherent unpredictability is amplified in new and emerging markets, where demand can swing sharply due to macroeconomic events, supply chain shocks, regulatory changes, or technology cycles.

Because our growth strategy depends on the successful creation and expansion of markets that did not previously exist—or were substantially different prior to our entry—we may experience periods of inconsistent or lower-than-expected revenue growth and profitability. These factors may materially impact our operating results and financial condition. Investors should not rely on past performance or management projections as an indication of future results in these dynamic markets.

Other risks. Other risks include Navitas’ ability to predict revenues for the purpose of appropriately budgeting and adjusting Navitas’ expenses; Navitas’ ability to diversify its customer base and develop relationships in new markets or regions; the possibility that the expected growth of our business will not be realized, or will not be realized within expected time periods, due to the above factors as well as others, such as the failure to successfully integrate acquired businesses into our business and operational systems; the effect of acquisitions on customer and supplier relationships, or the failure to retain and expand those relationships; the success or failure of other business development efforts; Navitas’ financial condition and results of operations; Navitas’ ability to scale its technology into new markets and applications; the effects of competition on Navitas’ business, including actions of competitors with an established presence and resources in markets we hope to penetrate, including silicon carbide markets; the level of demand in our customers’ end markets and our customers’ ability to predict such demand, both generally and with respect to successive generations of products or technology; Navitas’ ability to attract, train and retain key qualified personnel; changes in government trade policies, including the imposition of tariffs and the regulation of cross-border investments, particularly involving the United States and China; other regulatory developments in the United States, China and other countries; the impact of events such as epidemics and pandemics in locations where our products are manufactured and sold, ; and Navitas’ ability to protect its intellectual property rights.

These and other risk factors are discussed in the Risk Factors section beginning on p. 15 of our annual report on Form 10-K for the year ended December 31, 2024, as updated in the Risk Factors section of our most recent quarterly report on Form 10-Q, and in other documents we file with the SEC. If any of the risks described above, and discussed in more detail in our SEC reports, materialize or if our assumptions underlying forward-looking statements prove to be incorrect, actual results could differ materially from the results implied by these forward-looking statements.
Note Regarding Customer Pipeline and Design Wins
In our investor and other communications we may refer to the terms “customer pipeline” and “design wins” in discussions of potential future business opportunities. Each of these terms, together with information we may disclose about anticipated future business in relation to these terms, constitute “forward-looking statements” as described above and, accordingly, should be interpreted in light of related risks which, if materialized, could cause actual results to differ materially from those indicated from our view of customer pipeline and design wins today. More specifically, “customer pipeline” reflects estimated potential future business based on interest expressed by potential customers for qualified programs, stated in terms of estimated revenue that may be realized over the life of the customer’s end product. A “design win” reflects an end customer’s selection of a Navitas product for a specific production program, stated in terms of revenues that may be realized over the life of the customer’s end product. However, customer pipeline figures and design wins do not represent customer orders or forecasts, are not proxies for backlog or estimates of future revenue, and should not be considered as any other measure or indicator of financial performance. Rather, Navitas uses these terms to indicate the company’s current view of future potential business and related changes across various end markets. Time horizons vary based on product type and application. As a result, actual business realized will depend on several factors, including (i) whether potential customers ultimately choose the Navitas solution, (ii) the portion of the customer program awarded to the Navitas solution as compared to other sources in dual- or multiple-source cases, (iii) successful customer qualification of the selected solution, (iv) the time needed for customers to begin mass production, (v) the duration and pace of the customer’s ramp to full production, and (vi) strategic decisions of Navitas throughout the process based on expected revenues, margins and other factors relating to pipeline opportunities and design wins.
About Navitas
Navitas Semiconductor (Nasdaq: NVTS) is the only pure-play, next-generation power-semiconductor company, founded in 2014. GaNFast™ power ICs integrate gallium nitride (GaN) power and drive, with control, sensing, and protection to enable faster charging, higher power density, and greater energy savings. Complementary silicon carbide (SiC) power devices leverage GeneSiC™ patented ‘trench-assisted planar’ technology, enabling highest voltages, efficiency, and superior reliability. Focus markets include AI data centers and energy infrastructure, along with home appliances, mobile, and consumer electronics. Over 300 Navitas patents are issued or pending, with the industry’s first and only 20-year GaNFast warranty. Navitas was the world’s first semiconductor company to be CarbonNeutral®-certified.

Navitas Semiconductor, GaNFast, GaNSense, GaNSafe, GeneSiC and the Navitas logo are trademarks or registered trademarks of Navitas Semiconductor Limited or affiliates. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Contact Information
Lori Barker, Investor Relations
ir@navitassemi.com

NAVITAS SEMICONDUCTOR CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP) - UNAUDITED
(dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
NET REVENUES	$14,490	$20,468	$28,508	$43,643
COST OF REVENUES (exclusive of amortization of intangible assets included below)	12,162	12,478	20,873	26,138
OPERATING EXPENSES:
Research and development	11,496	18,971	24,164	39,200
Selling, general and administrative	7,751	15,382	19,491	31,469
Amortization of intangible assets	4,734	4,774	9,468	9,548
Restructuring expense	—	—	1,469	—
Total operating expenses	23,981	39,127	54,592	80,217
LOSS FROM OPERATIONS	(21,653)	(31,137)	(46,957)	(62,712)
OTHER INCOME (EXPENSE), net:
Interest income (expense), net	131	(72)	93	(70)
Dividend income	647	1,361	1,391	3,041
(Loss) Gain from change in fair value of earnout liabilities	(27,964)	7,550	(19,851)	33,749
Other income	37	31	55	114
Total other income (expense), net	(27,149)	8,870	(18,312)	36,834
LOSS BEFORE INCOME TAXES	(48,802)	(22,267)	(65,269)	(25,878)
INCOME TAX PROVISION	48	61	130	131
Equity method investment loss	(225)	—	(505)	—
NET LOSS	$(49,075)	$(22,328)	$(65,904)	$(26,009)
NET LOSS PER SHARE:
Basic	$(0.25)	$(0.12)	$(0.34)	$(0.14)
Diluted	$(0.25)	$(0.12)	$(0.34)	$(0.14)
SHARES USED IN PER SHARE CALCULATION:
Basic	198,956	183,127	193,462	181,493
Diluted	198,956	183,127	193,462	181,493

RECONCILIATION OF GAAP RESULTS TO NON-GAAP FINANCIAL MEASURES - UNAUDITED
(dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
RECONCILIATION OF GROSS PROFIT MARGIN
GAAP Net revenues	$14,490	$20,468	$28,508	$43,643
Cost of revenues (exclusive of amortization of intangibles)	(12,162)	(12,478)	(20,873)	(26,138)
Cost of revenues (amortization of intangibles)	(4,035)	(3,959)	(8,067)	(7,918)
GAAP Gross profit	(1,707)	4,031	(432)	9,587
GAAP Gross margin	(11.8)%	19.7%	(1.5)%	22.0%
Cost of revenues (amortization of intangibles)	4,035	3,959	8,067	7,918
China SiC inventory reserve	3,174	—	3,174	—
Stock-based compensation expense	71	249	107	249
Non-GAAP Gross profit	$5,573	$8,239	$10,916	$17,754
Non-GAAP Gross margin	38.5%	40.3%	38.3%	40.7%
RECONCILIATION OF OPERATING EXPENSES
GAAP Research and development	$11,496	$18,971	$24,164	$39,200
Advanced R&D NRE Impairment	(2,238)	—	(2,238)	—
Organization transformation costs	(395)	—	(395)	—
Stock-based compensation expenses*	364	(6,438)	(3,474)	(13,808)
Non-GAAP Research and development	9,227	12,533	18,057	25,392
GAAP Selling, general and administrative	7,751	15,382	19,491	31,469
Governance costs	(1,556)	—	(1,556)	—
Other expense	95	34	(213)	(1,386)
Stock-based compensation expenses*	620	(6,404)	(2,478)	(12,582)
Non-GAAP Selling, general and administrative	6,910	9,012	15,244	17,501
Total Non-GAAP Operating expenses	$16,137	$21,545	$33,301	$42,893
RECONCILIATION OF LOSS FROM OPERATIONS
GAAP Loss from operations	$(21,653)	$(31,137)	$(46,957)	$(62,712)
GAAP Operating margin	(149.4)%	(152.1)%	(164.7)%	(143.7)%
Add: Stock-based compensation expenses included in:
Research and development	(364)	6,438	3,474	13,808
Selling, general and administrative	(620)	6,404	2,478	12,582
Cost of goods sold	71	249	107	249
Total	(913)	13,091	6,059	26,639
Amortization of acquisition-related intangible assets	4,734	4,774	9,468	9,548
China SiC inventory reserve	3,174	—	3,174	—
Advanced R&D NRE Impairment	2,238	—	2,238	—
Governance costs	1,556	—	1,556	—
Organization transformation costs	395	—	395	—
Restructuring expense	—	—	1,469	—
Other expense	(95)	(34)	213	1,386
Non-GAAP Loss from operations	$(10,564)	$(13,306)	$(22,385)	$(25,139)
Non-GAAP Operating margin	(72.9)%	(65.0)%	(78.5)%	(57.6)%
RECONCILIATION OF NET LOSS PER SHARE
GAAP Net loss	$(49,075)	$(22,328)	$(65,904)	$(26,009)
Adjustments to GAAP Net loss
Loss (Gain) from change in fair value of earnout liabilities	27,964	(7,550)	19,851	(33,749)
Amortization of acquisition-related intangible assets	4,734	4,774	9,468	9,548
China SiC inventory reserve	3,174	—	3,174	—
Advanced R&D NRE Impairment	2,238	—	2,238	—
Governance costs	1,556	—	1,556	—
Organization transformation costs	395	—	395	—
Equity method investment loss	225	—	505	—
Restructuring expense	—	—	1,469	—
Other expense	(95)	(34)	213	1,303
Total stock-based compensation	(913)	13,091	6,059	26,639
Non-GAAP Net loss	$(9,797)	$(12,047)	$(20,976)	$(22,268)
Average shares outstanding for calculation of non-GAAP Net loss per share (basic and diluted)	198,956	183,127	193,462	181,493
Non-GAAP Net loss per share (basic and diluted)	$(0.05)	$(0.07)	$(0.11)	$(0.12)
*For the three months ended June 30, 2025, stock-based compensation expense is added back to research & development (“R&D”) and selling, general and administrative (“SG&A”) expenses due to the reversal of approximately $4.2 million in R&D and $4.2 million in SG&A due to forfeitures associated with the Company’s long-term incentive plan award as a result of an employee termination.

NAVITAS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
	(Unaudited)
ASSETS	June 30, 2025	December 31, 2024
CURRENT ASSETS:
Cash and cash equivalents	$161,189	$86,737
Accounts receivable, net	12,476	13,982
Inventories	15,124	15,477
Prepaid expenses and other current assets	4,076	4,070
Total current assets	192,865	120,266
RESTRICTED CASH	152	1,503
PROPERTY AND EQUIPMENT, net	14,521	15,421
OPERATING LEASE RIGHT OF USE ASSETS	6,012	6,900
FINANCE LEASE RIGHT OF USE ASSETS	930	—
INTANGIBLE ASSETS, net	62,727	72,195
GOODWILL	163,215	163,215
OTHER ASSETS	9,019	10,478
Total assets	$449,441	$389,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$16,927	$10,754
Accrued compensation expenses	4,398	8,623
Operating lease liabilities, current	1,789	1,767
Financing lease liabilities, current	315	—
Total current liabilities	23,429	21,144
OPERATING LEASE LIABILITIES NONCURRENT	4,714	5,553
FINANCE LEASE LIABILITIES NONCURRENT	619	—
EARNOUT LIABILITY	30,059	10,208
DEFERRED TAX LIABILITIES	406	441
NONCURRENT LIABILITIES	1,337	4,619
Total liabilities	60,564	41,965
STOCKHOLDERS’ EQUITY	388,877	348,013
Total liabilities and stockholders’ equity	$449,441	$389,978